As filed with the Securities and Exchange Commission on February 15, 2011.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DOLLAR FINANCIAL CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	23-2636866
(State or Other Jurisdiction	(I.R.S. Employer Identification Number)
of Incorporation or Operation)
1436 Lancaster Avenue
Berwyn, Pennsylvania 19312-1288
(Address of Principal Executive Offices, including Zip Code)

AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN
(Full Title of the Plan)

Jeffrey A. Weiss
Chief Executive Officer
Dollar Financial Corp.
1436 Lancaster Avenue
Berwyn, Pennsylvania 19312-1288
(610) 296-3400
(Name, Address And Telephone Number, Including Area Code, of Agent For Service)

Copies of communications to:
Barry M. Abelson, Esq.
Brian M. Katz, Esq.
Pepper Hamilton LLP
3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103-2799
(215) 981-4000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

	Amount to be	Proposed maximum	Proposed maximum	Amount of
Title of shares to be registered	registered (1)	offering price per share	aggregate offering price	registration fee
Common Stock ($0.001 par value)	6,750,000	$19.97 (2)	$134,797,500	$15,649.99

(1)	Pursuant to Rule 416(b) under the Securities Act of 1933, there shall also be deemed covered hereby such additional shares as may result from anti-dilution adjustments which may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2)	Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(h)(1) and (c) under the Securities Act of 1933. The price and fee were computed based upon $19.97 per share, the average of the high and low prices for the common stock reported on the NASDAQ Global Select Market on February 8, 2011.

Explanatory Note
     Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register 6,750,000 additional shares of Dollar Financial Corp.’s (the “Registrant’s”) common stock, par value $0.001 per share (the “Common Stock”), for issuance under the Registrant’s Amended and Restated 2007 Equity Incentive Plan (the “2007 Equity Incentive Plan”). The contents of the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 19, 2007 (Registration No. 333-147495) with respect to an aggregate of 3,750,000 shares of Common Stock (as adjusted for the 3-for-2 stock dividend effective on February 7, 2011) issuable pursuant to the 2007 Equity Incentive Plan is hereby incorporated by reference.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

4.1	Dollar Financial Corp. Amended and Restated 2007 Equity Incentive Plan. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 17, 2010).

5.1*	Opinion of Pepper Hamilton LLP as to the validity of the securities being registered.

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Pepper Hamilton LLP (included in Exhibit 5.1 hereto).

24.1	Powers of Attorney (included on the signature page hereto).

*	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Berwyn, Commonwealth of Pennsylvania on February 15, 2011.

DOLLAR FINANCIAL CORP.
By:	/s/ Randy Underwood
Randy Underwood
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY
     Each person whose signature appears below hereby constitutes and appoints Jeffrey A. Weiss and Randy Underwood his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated below:

Name	Title	Date

/s/ Jeffrey A. Weiss
Jeffrey A. Weiss	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	February 15, 2011

/s/ Randy Underwood
Randy Underwood	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 15, 2011

/s/ John Gavin
John Gavin	Director	February 15, 2011

/s/ David Jessick
David Jessick	Director	February 15, 2011

/s/ Clive Kahn
Clive Kahn	Director	February 15, 2011

/s/ Michael Kooper
Michael Kooper	Director	February 15, 2011

/s/ Ron McLaughlin
Ron McLaughlin	Director	February 15, 2011

/s/ Kenneth Schwenke
Kenneth Schwenke	Director	February 15, 2011

EXHIBIT INDEX
Exhibits

4.1	Dollar Financial Corp. Amended and Restated 2007 Equity Incentive Plan. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 17, 2010).

5.1*	Opinion of Pepper Hamilton LLP as to the validity of the securities being registered.

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Pepper Hamilton LLP (included in Exhibit 5.1 hereto).

24.1	Powers of Attorney (included on the signature page hereto).

*	Filed herewith.